Registration No. 333-175918

UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
PRE-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LITTLEFIELD CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	7990	74-2723809
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or organization)	Classification Code Number)	Identification Number)

Littlefield Corporation 2501 N. Lamar Blvd. Austin, Texas 78705 512-476-5141	Jeffrey L. Minch, President and CEO Littlefield Corporation 2501 N. Lamar Blvd. Austin, Texas 78705 512-476-5141
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies of Communications to:

Lee Polson, Esq.
Strasburger & Price, L.L.P.
600 Congress Ave.
Suite 1600
Austin, Texas 78701
(512) 499-3600

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the later of the date this Registration Statement becomes effective or December 31, 2012.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated Filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this amendment is to file the legal opinion of Strasburger & Price, LLP, with respect to the issuance of the securities covered by this Registration Statement.

ITEM 16 - EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

See the Exhibit Index which is incorporated herein by reference.

(b) Financial Statement Schedules

All schedules have been omitted because the information required to be presented in them is not applicable or is shown in the financial statements or related notes.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on October 25, 2011.

LITTLEFIELD CORPORATION

By:	/s/ Jeffrey L. Minch
Jeffrey L. Minch, President and Chief Executive Officer (Principal Executive Officer)

By:	/s/ Richard S Chilinski
Richard S. Chilinski, Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated

/s/Michael L Wilfley* Michael L. Wilfley	Chairman of the Board of Directors	October 25, 2011

s/ Jeffrey L. Minch Jeffrey L. Minch	President and Chief Executive Officer and Director (Principal Executive Officer)	October 25, 2011

/s/Charles M Gillman* Charles M. Gillman	Director	October 25, 2011

/s/James P Roberts, II* James P. Roberts, II	Director	October 25, 2011

/s/Alfred T Stanley* Alfred T. Stanley	Director	October 25, 2011

/s/Carlton R Williams* Carlton R. Williams	Director	October 25, 2011

/s/ Richard S. Chilinski Richard S. Chilinski	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 25, 2011

* By Jeffrey L. Minch, Attorney-in-Fact

EXHIBIT INDEX

Exhibit	Description
3.1	Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1 filed by the Company on August 1, 2011).
3.2
Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 of the Quarterly Report on Form 10-QSB filed by the Company on November 15, 1999, for the quarter ended September 30, 1999).

5.1*	Opinion of Strasburger & Price, LLP.
10.1	2002 Stock Option Plan (incorporated by reference to Exhibit 1 of the Definitive Proxy Statement Schedule 14A, filed with the SEC on March 22, 2002).
10.2	2002 Employee Stock Purchase Plan (incorporated by reference to Exhibit 2 of the Definitive Proxy Statement Schedule 14A, filed with the SEC on March 22, 2002).
10.3	2009 Employment Agreement (incorporated by reference to Exhibit 10.3 of the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2009).
21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 of the Company’s Registration Statement on Form S-1/A filed with the SEC on October 13, 2011).
23.1	Consent of Independent Registered Public Accounting Firm (incorporated by reference to Exhibit 23.1 of the Company’s Registration Statement on Form S-1/A filed with the SEC on October 13, 2011).
23.2*	Consent of Strasburger & Price, LLP as legal counsel (incorporated in Exhibit 5.1).
24.1	Power of Attorney, previously filed.

*	Filed herewith. Those items listed above but not filed herewith are incorporated by reference.